UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2009 (May 15, 2009)

Anthracite Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 810-3333

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Bank of America Credit Facilities

On May 15, 2009, Anthracite Capital, Inc. (the “Company”) and AHR Capital BofA Limited (“AHR BofA”), a wholly owned subsidiary of the Company, entered into the Omnibus Amendment to Credit Agreement and Custodial and Payment Application Agreement (the “BofA Omnibus Amendment”). The BofA Omnibus Amendment was in respect of (i) the Credit Agreement, dated as of March 17, 2006, and (ii) the Custodial and Payment Application Agreement, dated as of April 7, 2006. The BofA Omnibus Amendment was executed by the Company, as borrower agent, AHR BofA, as borrower, and Bank of America, N.A. (“BANA”), as custodian and lender.

On May 15, 2009, in connection with the BofA Omnibus Amendment, the Company entered into the Second Amended and Restated Parent Guaranty (the “BofA Amended Parent Guaranty”). The BofA Amended Parent Guaranty amended and restated the original guaranty dated as of March 17, 2006 as amended and restated on August 7, 2008, October 20, 2008, November 7, 2008 and January 28, 2009. The BofA Amended Parent Guaranty was executed by the Company, as guarantor, in favor of BANA, as lender.

On May 15, 2009, Anthracite Capital BofA Funding LLC (“Anthracite BofA”), a wholly owned subsidiary of the Company, entered into the Amendment to Master Repurchase Agreement (the “BofA Repo Amendment”) in respect of the Master Repurchase Agreement dated as of July 20, 2007 (together with Annex I thereto). The BofA Repo Amendment was executed by the Company, as sponsor, Anthracite BofA, as seller, BANA, as a buyer, Banc of America Mortgage Capital Corporation (“BAMCC,” together with BANA, collectively, the “BOA Parties”), as a buyer, and BANA, as buyer agent.

On May 15, 2009, in connection with the BofA Repo Amendment, the Company entered into the Second Amended and Restated Guaranty (the “BofA Amended Guaranty”). The BofA Amended Guaranty amended and restated the original guaranty dated as of March 17, 2006 as amended and restated on August 7, 2008, October 20, 2008, November 7, 2008 and January 28, 2009. The BofA Amended Guaranty was executed by the Company, as guarantor, in favor of BANA and BAMCC, as buyers, and BANA, as buyer agent.

As of February 27, 2009, Bank of America Corporation, the parent of BANA and BAMCC, and its affiliates owned 4.9% of the voting common stock of BlackRock, Inc., the parent of BlackRock Financial Management, Inc. (the “Manager”), the manager of the Company, and 47.4% of its capital stock on a fully diluted basis. Furthermore, BANA and its affiliates have from time to time provided other financial services to the Company, the Manager and their respective affiliates, for which they received customary compensation.

Deutsche Bank Credit Facility

On May 15, 2009, the Company, Anthracite Funding, LLC (“Anthracite Funding”), a wholly owned subsidiary of the Company, and AHR Capital DB Limited (“AHR DB”), a wholly owned subsidiary of the Company, entered into the Amendment No. 4 to Master Repurchase Agreement and Annex I to Master Repurchase Agreement Supplemental Terms and Conditions (the “DB Facility Amendment”) with respect to the Master Repurchase Agreement and Annex I to Master Repurchase Agreement Supplemental Terms and Conditions, dated as of December 23, 2004 and as amended on February 8, 2007, July 8, 2008 and July 17, 2008. The DB Amendment was executed by Anthracite Funding, as seller, AHR DB, as seller, the Company, as sponsor, and Deutsche Bank AG, Cayman Islands Branch (“Deutsche Bank”), as buyer.

On May 15, 2009, the Company entered into the Amendment No. 3 to Guaranty (the “DB Guaranty Amendment”). The DB Guaranty Amendment amended the original guaranty dated as of December 23, 2004, as amended on February 8, 2007, July 8, 2008 and July 17, 2008. The DB Guaranty Amendment was executed by the Company, as guarantor, in favor of Deutsche Bank, as buyer.

Deutsche Bank and its affiliates have from time to time provided other financial services to the Company, the Manager and their respective affiliates, for which they received customary compensation.

Morgan Stanley Credit Facility

On May 15, 2009, AHR Capital MS Limited (“AHR MS”), a wholly owned subsidiary of the Company, entered into the Fourth Amended and Restated Multicurrency Revolving Facility Agreement (the “MS Amended Facility”), through an Amendment and Restatement Deed. The Amendment and Restatement Deed amended and restated the original agreement dated as of February 17, 2006, as amended and restated on July 20, 2007, February 15, 2008 and January 9, 2009. The Amendment and Restatement Deed was executed by AHR MS, as borrower, Morgan Stanley Mortgage Servicing Limited (“MSM”), as the security trustee, Morgan Stanley Bank (“MS Bank”), as the initial lender, and Morgan Stanley Principal Funding, Inc. (“MSPFI,” together with MSM, collectively, “Morgan Stanley Parties”), as the first new lender and agent.

On May 15, 2009, the Company entered into the Second Amended and Restated Parent Guaranty and Indemnity (the “MS Amended Guaranty”). The MS Amended Guaranty amended and restated the original guaranty dated as of February 17, 2006, as amended and restated on February 15, 2008, and amended on April 14, 2008 and December 31, 2008. The MS Amended Guaranty was executed by the Company, as guarantor, in favor of MSM, as security trustee under the MS Amended Facility, and MSPFI, as agent and lender under the MS Amended Facility.

The Morgan Stanley Parties and their affiliates have from time to time provided other financial services to the Company, the Manager and their respective affiliates, for which they received customary compensation.

Description of Credit Facility Amendments

The BOA Omnibus Amendment, the BofA Repo Amendment, the DB Amendment and the MS Amended Facility are each referred to herein as a “Credit Facility Amendment” and collectively referred to as the “Credit Facility Amendments.” The BOA Parties, Deutsche Bank and the Morgan Stanley Parties are collectively referred to herein as the “Secured Creditors” and each, a “Secured Creditor.”

Each Credit Facility Amendment, among other things, extends the maturities of the respective facility to September 30, 2010. The maturity date for each facility may be further extended to March 30, 2011 at the discretion of the respective Secured Creditor. However, if certain conditions are met, the decision by a Secured Creditor to not extend may result in such Secured Creditor losing the benefit of certain new collateral (described below) that was posted under the restructuring.

Each Credit Facility Amendment eliminates all mark-to-market requirements with respect to the underlying asset collateral value. Each Credit Facility Amendment eliminates any outstanding margin calls and the right to make future margin calls.

The new interest rate on the facilities is the greater of 30-day LIBOR plus 3.50% or 5.50%. If the facilities are further extended, as described above, then the interest rate during the extension period will be 30-day LIBOR plus 4.00%. Each Credit Facility Amendment also requires payment of a deferred restructuring fee in the amount of 8% of the outstanding balance of the Credit Facilities as of May 15, 2009, which is due and payable to each Secured Creditor on the earliest of: (a) the date all loans and purchased assets are prepaid, paid or repaid in full, (b) the maturity date of the facility, and (c) any date the balance of the loans is declared or becomes automatically accelerated. The deferred restructuring fee is broken into two components: a 1% fee, which is characterized as a guaranteed fee, and a 7% fee, which is characterized as a secondary fee and which will be paid only to the extent afforded by the respective Secured Creditor’s collateral, in the absence of an event of default.

Each Credit Facility Amendment also imposes restrictions or conditions on the incurrence or restructuring of any indebtedness and the payment of fees and other amounts to the Manager of the Company and its affiliates. In addition, each Credit Facility Amendment amends certain definitions, including “Event of Default,” in order to make such terms substantially uniform across all facilities.

The Credit Facility Amendments replace existing scheduled amortization payments with cash management requirements. All cash received from the primary collateral will be used first to pay interest and then to reduce each lender’s principal balance. The Company has agreed to reduce the principal balance for each Secured Creditor through the application of certain proceeds under this process by an agreed upon amount, measured on a cumulative basis, at the end of each quarter starting with the period ending September 30, 2009. If the Company does not satisfy such required reduction, the Company has 90 days to cure such shortfall or an event of default would occur.

The Secured Creditors will continue to hold the same primary collateral, consisting of U.S. and non-U.S. denominated commercial real estate loan assets. In addition, the Credit Facility Amendments contemplate that the Secured Creditors receive a security interest in all unencumbered assets of the Company, as well as a subordinated second lien on each other’s primary collateral. The cash flows generated by the bulk of the formerly unencumbered assets will be deposited monthly into a cash management account that will be available for use by the Company for its operations pursuant to a prescribed budget, subject to (i) the absense of any defaults under the facilities and (ii) the cure of any outstanding deficiency in the required reductions of the principal balance of any Secured Creditor, as described above. In the event of an uncured event of default, the cash management account proceeds must be used to pay down the relevant lender’s debt until the deficiency has been cured.

Description of Credit Facility Guarantees

The BofA Amended Parent Guaranty, the BofA Amended Guaranty, the DB Guaranty Amendment, and the MS Amended Guaranty are each referred to herein as a “Credit Facility Guaranty” and collectively referred to as the “Credit Facility Guarantees.”

The existing financial covenants in each Credit Facility Guaranty were modified and apply to each Credit Facility Guaranty as follows:

•

Tangible net worth cannot fall below $400 million plus 75% of any equity offering proceeds at any quarter end, and cannot fall by more than 20% in any one quarter or more than 40% in any four-quarter period;

•	The debt service coverage ratio must be at least 1.40; and

•	Total debt to tangible net worth ratio may not exceed 2.5.

The Company also agreed, among other things, to certain other terms in each Credit Facility Guaranty which establish (i) certain required quarterly operating earnings, (ii) restrictions or conditions on the incurrence or restructuring of any indebtedness and the payment of fees and other amounts to the Manager of the Company and its affiliates and (iii) limits on acquiring new assets. The Company has also agreed, among other things, to obtain the unanimous written consent of its independent directors prior to voluntarily filing for bankruptcy or taking similar actions.

On May 18, 2009, the Company issued a press release announcing, among other things, the general terms of the Credit Facility Amendments and the Credit Facility Guarantees, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
10.1	Omnibus Amendment to Credit Agreement and Custodial and Payment Application Agreement, dated as of May 15, 2009, executed by Anthracite Capital, Inc., as borrower agent, AHR Capital BofA Limited, as borrower, and Bank of America, N.A., as custodian and lender

10.2	Second Amended and Restated Parent Guaranty, dated as of May 15, 2009, executed by Anthracite Capital, Inc., as guarantor, in favor of Bank of America, N.A., as lender

10.3	Amendment to Master Repurchase Agreement, dated as of May 15, 2009, executed by Anthracite Capital, Inc., as sponsor, Anthracite Capital BOFA Funding LLC, as seller, Bank of America, N.A. and Banc of America Mortgage Capital Corporation, as buyers, and Bank of America, N.A., as buyer agent

10.4	Second Amended and Restated Guaranty, dated as of May 15, 2009, executed by Anthracite Capital, Inc., as guarantor, in favor of Bank of America, N.A. and Banc of America Mortgage Capital Corporation, as buyers, and Bank of America, N.A., as buyer agent

10.5	Amendment No. 4 to Master Repurchase Agreement and Annex I to Master Repurchase Agreement Supplemental Terms and Conditions, dated as of May 15, 2009, executed by Anthracite Funding, LLC, as seller, AHR Capital DB Limited, as seller, Anthracite Capital, Inc., as sponsor, and Deutsche Bank AG, Cayman Islands Branch, as buyer

10.6	Amendment No. 3 to Guaranty, dated as of May 15, 2009, executed by Anthracite Capital, Inc., as guarantor, for the benefit of Deutsche Bank AG, Cayman Islands Branch, as buyer

10.7	Fourth Amended and Restated Multicurrency Revolving Facility Agreement, dated as of May 15, 2009, among AHR Capital MS Limited, as borrower, Morgan Stanley Mortgage Servicing Limited, as security trustee, and Morgan Stanley Principal Funding, Inc., as lender and agent, through an Amendment and Restatement Deed

10.8	Second Amended and Restated Parent Guaranty and Indemnity, dated as of May 15, 2009, executed by Anthracite Capital, Inc., as guarantor, in favor of Morgan Stanley Mortgage Servicing Limited., as security trustee, and Morgan Stanley Principal Funding, Inc., as agent and lender

99.1	Press release dated May 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By:	/s/ Richard M. Shea
Name:	Richard M. Shea
Title:	President and Chief Operating Officer

Dated: May 21, 2009